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                                                                EXHIBIT 99.2


                            ALLIANCE IMAGING, INC.
                             ANAHEIM, CALIFORNIA


   THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
           MEETING OF SHAREHOLDERS ON THE ___ DAY OF DECEMBER, 1997

The undersigned hereby appoints Terrence M. White and Vincent S. Pino, and each of them, each with the power to appoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the Common Stock of Alliance Imaging, Inc. (hereinafter "Alliance") held of record by the undersigned on November 7, 1997 at the Special Meeting of the Shareholders to be held on December __, 1997, at 8:00 a.m. Pacific Time, at the offices of Alliance, 1065 North PacifiCenter Drive, Suite 200, Anaheim, California 92806, and at any adjournments thereof, upon the matters set forth herein and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSAL (1).

(1) To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 23, 1997, as amended by Amendment No. 1 dated as of August 13, 1997, Amendment No. 2 dated as of October 13, 1997 and Amendment No. 3 dated as of November 10, 1997 (the "Recapitalization Merger Agreement"), between Alliance and Newport Investment LLC (the "Investor"), a Delaware limited liability company formed and wholly owned by certain affiliates of Apollo Management, L.P.

(2) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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                         ----
     Please mark your
[X]  votes as in this                      DO NOT PRINT IN
     example using                            THIS AREA
     dark ink only

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THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO       FOR    AGAINST  ABSTAIN
CHOICE IS SPECIFIED, FOR PROPOSAL 1 AND AS SAID      [_]      [_]      [_]
PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS
MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.

To help our preparations for the meeting, please check here if you plan
to attend.                                                              [_]

-----------------------------------   SIGN HERE EXACTLY AS NAME(S) APPEARS ABOVE

                                        ________________ Date: ____, 1997

            DO NOT PRINT                ________________ Date: ____, 1997
            IN THIS AREA
                                        When shares are held by joint tenants,
                                        both should sign. When signing as
                                        attorney, executor, administor, trustee
-----------------------------------     or guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by president or
                                        other authorized officer. If a
                                        partnership, please sign in
                                        partnership name by authorized person.


                                        If your address has changed, please
                                        note new address:

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